EXHIBIT 99.1
INNOVIVE PHARMACEUTICALS, INC.
PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
This proxy is solicited on behalf of the Board of Directors
     The undersigned stockholder of Innovive Pharmaceuticals, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement/Prospectus, each dated [___], 2008, and hereby appoints Steven Kelly and J. Gregory Jester and each of them proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of Innovive Pharmaceuticals, Inc., to be held on [___], 2008 at 10:00 a.m., local time, at our offices located at 555 Madison Avenue, 25th Floor, New York, New York, and any adjournment(s) thereof, and to vote all common stock held of record by the undersigned on [___], 2008, on the matters set forth on the reverse side.
     Both of such attorneys or substitutes (if both are present and acting at said meeting or any adjournment(s) thereof, or, if only one shall be present and acting, then that one) shall have and may exercise all of the powers of said attorneys-in-fact hereunder
PLEASE MARK, SIGN AND DATE ON THE REVERSE SIDE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
PROXY VOTING INSTRUCTIONS

MAIL—Date, sign and mail your proxy card in the envelope provided as soon as possible.
-OR-	COMPANY NUMBER
TELEPHONE—Call toll-free 1-9 ) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.	ACCOUNT NUMBER
-OR-
INTERNET—Access “www. ” and follow the on-screen instructions. Have your proxy card available when you access the web page.
You may enter your voting instructions at 1-                     or www.                    .com up until 11:59 p.m., Eastern Time, the day before the meeting date.
Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the internet.
CONTINUED AND TO BE SIGNED ON REVERSE SIDE

This proxy will be voted as directed or, if no direction is indicated, will be voted for Proposals 1 and 2.
The Board of Directors recommends a vote FOR the following proposal:
1. Proposal to approve the Agreement and Plan of Merger, dated as of June 6, 2008, among Innovive Pharmaceuticals, Inc., CytRx Corporation and CytRx Merger Subsidiary, Inc., which provides for the merger of CytRx Merger Subsidiary, Inc. with and into Innovive Pharmaceuticals, Inc., and to approve the merger and related transactions on the terms described in the Agreement and Plan of Merger.
☐  FOR                     ☐  AGAINST                     ☐ ABSTAIN
2. Proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Agreement and Plan of Merger.
☐ FOR                     ☐ AGAINST                     ☐ ABSTAIN
In their discretion, the proxies are authorized to vote upon such other matter(s) which may properly come before the meeting and at any adjournment(s) thereof.
Authorized signatures – Sign here – This section must be completed for your instructions to be executed.
(This proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears on the stockholder’s stock certificate(s), and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

Dated:	, 2008

Signature:

Printed Name:

Signature:

Printed Name: